Exhibit 99.1

NEWS RELEASE

SOUTHWESTERN ENERGY COMPLETES ACQUISITION OF

SOUTHWEST MARCELLUS AND UTICA ASSETS

Houston, Texas – December 22, 2014…Southwestern Energy Company (NYSE: SWN) announced that the transaction reported in October 2014 with Chesapeake Energy Corporation (NYSE: CHK) to acquire certain oil and gas assets in West Virginia and southwest Pennsylvania was closed today at an adjusted purchase price of approximately $4.975 billion.

“We are very pleased with today’s closing and the addition of this world-class asset into our portfolio,” remarked Steve Mueller, Chairman and Chief Executive Officer of Southwestern Energy. “We believe this is a transformational transaction for the company and we are excited to begin development of this new asset as we continue our focus on creating value for our shareholders.”

The transaction was temporarily financed using a $4.5 billion 364-day senior unsecured bridge term loan credit facility and a $500 million two-year unsecured term loan.

Conference Call and Webcast

Southwestern will discuss the details of this transaction and its 2015 plans on a conference call and webcast on Tuesday, December 30th at 10 a.m. Central Time (11 a.m. Eastern Time). The toll-free number to call is 877-407-8035 and the international dial-in number is 201-689-8035. The webcast may be accessed from Southwestern Energy’s home page at http://www.swn.com. There will also be a replay of the conference call available at 877-660-6853 and 201-612-7415 using the conference ID #13598065 for thirty days.

Southwestern Energy Company is an independent energy company whose wholly-owned subsidiaries are engaged in natural gas and oil exploration, development and production, natural gas gathering and marketing. Additional information on the company can be found at http://www.swn.com.

Contacts:	Steve Mueller Chairman and Chief Executive Officer (832) 796-4700

R. Craig Owen Senior Vice President and Chief Financial Officer (832) 796-2808		Michael Hancock Director, Investor Relations (832) 796-7367 michael_hancock@swn.com

All statements, other than historical facts and financial information, may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements that address activities, outcomes and other matters that should or may occur in the future, including, without limitation, statements regarding the financial position, business strategy, production and reserve growth and other plans and objectives for the company’s future operations, are forward-looking statements. Although the company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. The company has no obligation and makes no undertaking to publicly update or revise any forward-looking statements, other than to the extent set forth below. You should not place undue reliance on forward-looking statements. They are subject to known and unknown risks, uncertainties and other factors that may affect the company’s operations, markets, products, services and prices and cause its actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with forward-looking statements, risks, uncertainties and factors that could cause the company’s actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: the timing and extent of changes in market conditions and prices for natural gas and oil (including regional basis differentials); the company’s ability to transport its production to the most favorable markets or at all; the timing and extent of the company’s success in discovering, developing, producing and estimating reserves; the economic viability of, and the company’s success in drilling, the company’s large acreage position in various areas and, in particular, the Fayetteville Shale play, overall as well as relative to other productive shale gas areas; the company’s ability to fund the company’s planned capital investments; the impact of federal, state and local government regulation, including any legislation relating to hydraulic fracturing, the climate or over the counter derivatives; the company’s ability to determine the most effective and economic fracture stimulation for its shale plays; the costs and availability of oil field personnel services and drilling supplies, raw materials, and equipment and services; the company’s future property acquisition or divestiture activities; increased competition; the company’s ability to access debt and equity capital markets to refinance its short- and long-term bank debt; the financial impact of accounting regulations and critical accounting policies; the comparative cost of alternative fuels; conditions in capital markets, changes in interest rates and the ability of the company’s lenders to provide it with funds as agreed; credit risk relating to the risk of loss as a result of non-performance by the company’s counterparties and any other factors listed in the reports the company has filed and may file with the Securities and Exchange Commission (SEC). For additional information with respect to certain of these and other factors, see the reports filed by the company with the SEC. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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